Exhibit 10.23

                                  EIC AGREEMENT


         This Agreement is entered into on this 22nd day of June 2005 between WFI Industries Ltd. ("WFI"), a Canada corporation with its principle office and place of business in Fort Wayne, Indiana, and Essential Innovations Corporation, a Canadian Corporation, ("EIC"), with its principle place of business located in Suite #101 - 5219 192nd Street, Cloverdale, B.C., Canada.

         This Agreement relates to the terms and conditions pursuant to which WFI is willing to authorize EIC to purchase from WFI and to resell specified WFI products, within and serving the particular heating, ventilating and air conditioning ("HVAC") market described herein.

                                       I.
                               APPOINTMENT OF EIC

A. Product. The Product is limited to Private Label Units and items listed (see "Exhibit A") for use in the residential and light commercial HVAC market, manufactured for or by WFI. This will not be marketed under the trademark and brand identification of "WATERFURNACE" or "WFI". Product may be designed or redesigned at any time or from time to time, at WFI's sole discretion, and WFI reserves the right to modify or alter Product's sizes, capacities, ratings, or other specifications, or the materials used therein, in any manner it deems appropriate, except for those products in which EIC may integrate certain of it's proprietary technology features in which case WFI and EIC must jointly design such changes. WFI will notify EIC of any such changes, or modifications, and will furnish EIC with necessary explanatory literature and technical materials.

                  1. Mutual Indemnification. WFI hereby indemnifies EIC, and agrees to hold EIC harmless from and against any and all costs or expense, including reasonable attorneys' fees, in connection with any claims made or actions brought against EIC for patent or trademark infringement in connection with EIC's purchase and/or sale of the Product which results from WFI's infringement, not due to EIC's alterations to the product.

                  EIC hereby indemnifies WFI, and agrees to hold WFI harmless from and against any and all costs or expense, including reasonable attorneys' fees, in connection with any claims made or actions brought against WFI for patent or trademark infringement in connection with WFI's installation and application of EIC proprietary controller to the EIC product.

         2. Use And Display Of Trademarks And Signs. EIC hereby stipulates and agrees that it shall neither have the right nor shall it in any way use or employ the name "WATERFURNACE" (or any derivation thereof) in its corporate name, title or product promotion. EIC shall at no time contest the right of WFI to the exclusive use of its trademarks or trade names, nor will EIC take any action or allow to continue anything or any condition which could invalidate WFI's trademarks or trade names, impair any of WFI`s rights therein, or create any rights adverse to those of WFI.

                  EIC covenants, undertakes and agrees to indemnify and save WFI harmless from and against any and all claims, loss or expense WFI may suffer as a result of or arising in any way out of EIC's breach of these covenants.

         B. Sales Area and Responsibility. WFI hereby designates and appoints EIC as an EIC to resell said Product at wholesale to certified marketing, service and performance objectives, and/or to utilize said Product for installations to be performed by EIC under their Corporate Turnkey Geothermal installation model within and limited to Exhibit "B".

         C. Status of EIC. In all respects hereunder, EIC is and shall conduct its affairs as an independent contractor, and no relationship shall exist between WFI and EIC in the nature of a joint venture, common enterprise, partnership, franchise, or agency. The relationship between WFI and EIC hereunder is limited to that of vendor and vendee, and no other relationship shall be implied by reason of this Agreement, nor held out by either party hereto in the event that EIC's sales or service practices are objectionable to WFI or do not comport with WFI's rules, policies, directives and/or procedures.

         D. EIC's Supervisory Duties. EIC shall exercise proper care, thoroughness and diligence in the selection of Dealers and in the creation and supervision of a Dealer network for EIC's Product within the Area. EIC shall apply to and shall require from its Dealers within the Area the same standards of professionalism, capability, and service which WFI expects of EIC hereunder, it being fully understood that EIC alone will select and enter into such dealer agreements as it shall deem appropriate with Dealers in its area. EIC acknowledges that it shall have no authority or power to impose upon WFI any obligation whatsoever not described herein. EIC shall not be entitled to authorize any of its Dealers in good standing to use or display WaterFurnace or WFI trademarks or brand names associated therewith.

         E. Termination. Each of EIC and WFI have the right to terminate this Agreement (except for those provisions which by their nature survive termination), upon the occurrence of breach of any terms and conditions of this Agreement, such termination to be effective after six months of receiving a written termination letter explaining the faults or breach of any of the provisions which can be disputed until proven. Therefore, this Agreement may be terminated according to this provision by any of the Parties by six months after the receipt of a written notice given by one party to the other, only if any of the Parties are in breach of terms and conditions of this Agreement which can be disputed until proven.

In the event that one of the parties desires to terminate the relationship for certain general business reasons, but at the time they express such desire neither party is in breach or default of the Agreement, then the party wishing to terminate the Agreement may give the other specific written notice of their intentions, with such allowable termination to become effective twelve (12) months after the date such notice is received.

         (a)      Default
                  The parties hereto agree that if either of them is in default with respect to any of the other provisions of this Agreement, the Non-Defaulting Party may give notice to the Defaulting Party specifically designating such default, and within sixty
                  (60) days after its receipt of such notice, the Defaulting Party shall either:
                           (i) Cure such default, or commence proceedings to cure such default and prosecute the same to completion without undue delay; or
                           (ii) Give the Non-Defaulting Party notice that it denies such default has occurred and is submitting the question to arbitration as herein provided.

If arbitration is sought, a party shall not be deemed in default until the matter shall have been determined finally by appropriate arbitration as defined herein. If:
                           (i)      The default is not so cured or a
                                    commencement made on proceedings to cure it, and
                           (ii) Arbitration is not so sought; or the Defaulting Party is found in arbitration proceedings to be in default, and fails to cure it or commence proceedings to cure it within sixty (60) days after the rendering of the arbitration award

         (b) On-Going Supply of Replacement Parts
         Following termination EIC shall continue to be able to purchase any and all necessary replacement parts or maintenance supplies from WFI to provide to it's then existing customer base, thereby surviving the termination of the agreement between the parties

         (c) Limitation on Liability
         In the event of termination by either party in accordance with any of the provisions of this Agreement, neither party shall be liable to the other because of the termination for compensation, reimbursement or damages on account of the loss of prospective profits or anticipated sales or on account of expenditures, investments, leases or commitments made in connection with the business or goodwill of WFI or EIC.

         Such termination, if any, however, shall be without prejudice to the respective rights and obligations of EIC and WFI in respect of any Product ordered, sold, or delivered prior to the termination. EIC acknowledges that it has neither acquired nor will it acquire any business property rights with respect to WFI's Product as such or its trademarks.

         F. Conditions Of Appointment. The parties stipulate and agree that the essence of this Agreement is WFI's achievement of its Product sales objectives for the Area, getting its Product known and well regarded.


                                       II.
                          TERMS AND CONDITIONS OF SALE

                                     Between

                   WFI and Essential Innovations Corporation.

         EIC shall submit orders for Product to WFI, by way of E-Commerce. All orders are subject to acceptance by WFI at its principal office in Fort Wayne, Indiana. All accepted orders for Product shall be deemed to incorporate these terms.

         A. Prices. All prices for Product shall be determined by applying the price multiplier agreed to by EIC and WFI to WFI's applicable price lists in effect at the time the order is placed or, in the event of an increase in price and the shipment is delayed beyond thirty (30) days from the date on which the Purchase Order is received by WFI (for reasons beyond WFI's control), the time of shipment. In the event of such a price increase, as contemplated herein, WFI shall first notify EIC of the price increase and EIC shall have three (3) business days within which to cancel the order. Thereafter, the order shall be processed as though the increased price were part of the original terms. WFI shall promptly furnish EIC with revised price lists, including applicable discount policies, promotions, payment terms, and periodically revised Terms And Conditions Of Sale, and these revised price lists and/or Terms And Conditions Of Sale shall be deemed effective as of the date stated in each such communication but shall in no event (unless required by law) be sooner than ten (10) business days from the date thereof. An additional discount shall be provided to EIC in lieu of WFI's standard co-op advertising allowance.

         B. Freight. All orders of $35,000 (USD) or more shall be freight prepaid. EIC shall be responsible for the full cost of shipping and freight at no more than WFI cost unless special terms are met. Shipments of 30 flow centers shipping from the same location to the same location, at the same time will be freight prepaid and delivery shall be by means of a carrier selected by WFI. All other drop ship items are FOB point of origin. All claims for damaged merchandise must be made promptly by EIC to the delivering carrier, within the carrier's applicable rules and regulations. WFI will cooperate with EIC in processing such freight claims.

         C. Delivery. WFI shall not be responsible for any delays in delivery of Product to EIC, either based upon WFI's failure to manufacture or deliver the Product to the carrier within WFI's normal manufacturing cycle or the date specified in the Purchase Order, or by reason of the carrier's delays in delivering the Product to EIC. WFI will notify EIC of any known delays beyond prescribed shipping date. Whether by reason of shortage of supplies, manufacturing delays, engineering delays, labor unrest, or any other intervening circumstance or condition, whether constituting acts of God or otherwise, no such delay shall give rise to any claim by EIC against WFI for damages, nor shall EIC in its own contracts imply or express any such liability. EIC's sole remedy in the event of any material delay shall be to cancel its order. In the event that a Product has been specially engineered, designed, or built to EIC's specifications, however,+ and such order is cancelled due to delays, long as the delay, if any, has been no greater than sixty (60) days from the last agreed upon delivery date. WFI reserves the right to allocate from its available supplies among all of its customers, or adopt some other equitable basis for apportioning its Product supplies among its customers, in the event of a Product shortage for whatever reason.

         D. Warranties. WFI DOES NOT MAKE ANY WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO PRODUCT, EITHER TO EIC, OR TO ANY OF EIC'S CUSTOMERS, OR TO THE ORIGINAL PURCHASER, OR ANY OTHER PERSON, INCLUDING (WITHOUT LIMITATION) ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR USE OR PURPOSE, ACCOMPANYING ITS PRODUCT FROM TIME TO TIME. EIC shall deliver copies of such manufacturer's written warranty to its customers in order that such written warranty may be available to be furnished to the original end-user of Product. EIC shall process all product warranty claims to WFI.

         E. Payment Terms. All purchases of Product by EIC shall be invoiced by WFI concurrently with the date upon which the Product has been shipped, unless a partial payment is specifically requested at the time the purchase order has been accepted, as in the case of a special order. Nothing herein shall preclude WFI from demanding, as a condition of shipping Product to EIC on a credit basis, that EIC, in advance of shipment, provide satisfactory guarantees or letters of credit and/or enter into a purchase money security agreement with WFI and cooperate with WFI to do such things and take such actions as may be required by WFI to enable WFI to perfect a purchase money security interest in the shipped Product that will take priority over any of EIC's inventory lenders or other suppliers of credit, either secured or unsecured WFI may at any time or from time to time, at its option refuse to ship any Product to EIC if it deems EIC's credit worthiness insufficient or if for any other reason it believes that shipment on credit terms may expose it to unacceptable risk of nonpayment. All monies will be in U. S. dollars.

         Terms shall be net 45 days from invoice date.

         F. Risk Of Loss. Title to the Product, unless otherwise provided, shall be deemed to pass to EIC upon WFI's delivery of the Product to the carrier, for shipment to or pursuant to the direction of EIC, and EIC shall assume all risk of loss due to damage during shipment of the Product. WFI warrants to EIC that the Product, as delivered to the carrier for shipment, shall have been inspected and found in good operating order and condition and shall be properly packaged, boxed or crated, as the case may be, for safe shipment in the ordinary course of business.

         G. Taxes and Licenses. EIC represents and warrants to WFI that all Product purchased from WFI is for resale and/or direct installation and servicing by EIC, and further represents to WFI that EIC has obtained all licenses and permits required by applicable local, state, or federal authorities to permit it to conduct its business in the manner contemplated, including any applicable to sales or use taxes imposed upon EIC's resale of the Product. All such taxes as may be imposed upon EIC's purchase, use retention or resale of the Product shall be the responsibility of EIC.


                                      III.
                           EIC'S FURTHER UNDERTAKINGS

         As a further inducement to WFI to enter into this Agreement and as a material part hereof, EIC agrees to the following additional terms and conditions:

         A. Training. EIC agrees to require its Dealers to participate in and successfully complete one or more training courses conducted by EIC, in order to enable the Dealer to install and service EIC's Product with the required degree of care and skill. By special arrangement with WFI, however, EIC may wish to arrange periodic training sessions for its Dealers with WFI's service personnel doing the training for the EIC product. EIC shall be responsible to monitor and report to WFI on the quality of its Dealer's service and to report to WFI, promptly and in detail, any and all customer complaints, Product failures, or any other dissatisfaction. Alternatively such training may be provided through the IGSHPA program.

         B. Availability Of Parts And Service. EIC will maintain an adequate supply of WFI's parts and replacement equipment for the Product or any component thereof, such that routine repair and maintenance by Dealers will not be reasonably delayed due to the unavailability of normal parts and supplies at EIC's place of business. EIC will maintain a service staff adequate to insure prompt, professional and efficient service, including such warranty work as may from time to time be assigned to EIC by WFI. EIC agrees to render prompt, efficient, courteous and workmanlike service for Product in the Area and shall perform all applicable pre-delivery work on Product. EIC or its Dealer shall in each instance complete and retain in its files any and all design, installation and start-up forms and checklists furnished by WFI, showing completion of any and/or all services relevant to WFI's product, and shall make these files available for inspection to WFI as and when requested.

         C. Product Safety Matters. EIC agrees, promptly and without delay, to inform WFI in writing, stating all relevant particulars, of all problems involving Product malfunction or failure, particularly those that appear to be a recurring nature, and most particularly those that may or do involve potential hazards to health or safety. EIC also agrees that, promptly and without delay, upon its receipt of Product safety bulletins, notices, or literature from WFI that it will diligently act to see to it that such materials are distributed and brought to the attention of its Dealers.

         D. EIC Conduct. EIC represents and warrants to WFI, and hereby acknowledges and agrees, that it will make no statements or representations with respect to the Product which are misleading or deceptive and will promptly and fully investigate and report to WFI any such actions by its Dealers. EIC acknowledges that it has the right to resell any and all Product purchased from WFI hereunder at such prices and according to such terms as it alone deems appropriate, and agrees that in its relationships with its Dealers it will comply with and observe all applicable federal and provincial laws governing the purchase and sale of goods.

         E. Proprietary Technology. EIC agrees that because of computer design methods, software, and training that it will receive from WFI by reason of this Agreement, which information is proprietary to WFI, and to which EIC would not have access except by becoming a WFI Product EIC, that subsequent to the termination of EIC's rights hereunder, for whatever reason, EIC will return all computer design software media, manuals, and materials to WFI and discontinue use of any and all such WFI provided technology. EIC stipulates that any proprietary information obtained from WFI will not be disclosed to competitors and that damages, resulting from such disclosure, would be subject to all legal remedies available to WFI.

         WFI agrees that because of computer design methods, software, and proprietary controls training that it will receive from EIC by reason of this Agreement, which information is proprietary to EIC, and to which WFI would not have access except by integrating EIC proprietary controls into EIC product manufactured by WFI for EIC, that subsequent to the termination of EIC's rights hereunder, for whatever reason, WFI will return all computer design software media, manuals, and materials relating to the EIC proprietary controls to EIC and WFI will discontinue use of any and all such EIC provided technology. WFI stipulates that any proprietary information obtained from EIC will not be disclosed to competitors and that damages, resulting from such disclosure, would be subject to all legal remedies available to EIC.

         F. Repurchase Of Product. WFI agrees that in the event that for any reason EIC terminates or elects not to renew this Agreement, that to the extent of EIC's unused, unopened, and undamaged Product, still in WFI's current Price list, and any service parts that are not obsolete, which WFI can re-market in it's normal course of business, it will repurchase such Product, upon EIC's written request made no later than thirty (30) days after termination, at the lesser of the last price paid by EIC for such Product or the current net invoice price (less freight and applicable discounts or allowances) for sales of this Product to similar purchasers. Such price shall be payable to EIC in thirty (30) days after inspection of the Product by WFI in cash less a restocking charge of twenty percent (20%) of the amount thereof, and less applicable return freight charges.

         G. Exclusive Dealings. During the term of this Agreement EIC agrees that is will deal solely, specifically and exclusively with WFI for all EIC product to service it's projects and distribution channels such description as further defined in "Exhibit B", and in the event such need to use other equipment should ever arise due to unforeseen circumstances, EIC will not for any reason purchase, utilize, private label, OEM or install product from any other manufacturer, besides product manufactured by EIC itself, for any project or distribution requirements EIC then has, without the express written consent of WFI prior to such outside dealings occurring.

         WFI's failure to enforce at any time any of the provisions of this Agreement shall not be construed as a waiver of such provision or of the right to enforce such provision at a later time.


                                       IV.
                       MISCELLANEOUS TERMS AND CONDITIONS

         A. Scope Of Agreement. This Agreement sets forth the entire terms of the agreement between the parties, and no other terms, conditions, representations, warranties, or understandings exist between EIC and WFI that are not set forth herein. This Agreement supersedes all previous agreements between the parties, whether oral or written and whether expressed or implied, and this Agreement shall be amended only by a writing signed by both parties hereto.

         B. Notices. All notices required to be given hereunder shall be in writing and shall be deemed to have been duly given when mailed by registered or certified mail (with return receipt requested). Addressed in the following manner or to such other person or such other:

                  To WFI:           WFI Industries Ltd.
                                    9000 Conservation Way
                                    Fort Wayne, Indiana 46809
                                    Attention:  President/CEO

                  To EIC: Essential Innovations Corporation #101 - 5219 192nd Street
                                    Cloverdale, B.C.
                                    Canada V3S 4P6
                                    Attention:  President

         C. Severability. If for any reason any provision of this Agreement is deemed to be legally invalid, by a court of competent jurisdiction, the validity of the remainder of the Agreement shall not be affected and such provision shall be deemed modified only to the extent necessary to make such provision consistent with applicable law.

         D. Counterparts. This Agreement may be executed in one or more counterparts, either of which shall be deemed an original and all of which shall be deemed the same Agreement.

         E. Binding Effect. This Agreement shall inure to the benefit of and be enforceable against all of the parties hereto, including their successors and assigns (to the extent permitted hereunder) and their heirs and legal representatives.

IN WITNESS WHEREOF, the parties have executed this Agreement on this 23rd day of June, 2005.

                                             WFI INDUSTRIES LTD.

                                             BY:   /s/ Bruce Ritchey
                                                -------------------------------
ATTEST:                                      ITS  President/CEO

/s/ unintelligible


                                             ESSENTIAL INNOVATIONS CORPORATION

                                             BY:   /s/ Peter Bond
                                                -------------------------------
ATTEST:                                      ITS  Chief Operating Officer

/s/ Jason McDiarmid

                                  EIC AGREEMENT


                          BETWEEN: WFI INDUSTRIES LTD.
                                       AND
                       ESSENTIAL INNOVATIONS CORPORATION.


                                    EXHIBIT A


PRIVATE LABEL PRODUCT:     C*
                                    E*
                                    ES*
                                    EZ*
                                    EW*
                                    P0????0*
                                    P0????1*
                                    P0????2*
                                    P0????3*
                                    P0????4*
                                    P0??D*
                                    P0??W*
                                    R*
                                    V*

                                    All Pipe and Fittings
                                    All Accessories
                                    All Parts.

** Product descriptions, and specifications to be provided to EIC from WFI on signing

                                  EIC AGREEMENT


                          BETWEEN: WFI INDUSTRIES LTD.
                                       AND
                        ESSENTIAL INNOVATIONS CORPORATION


                                    EXHIBIT B


DESCRIPTION OF ACCEPTABLE SALES CHANNELS UNDER THE AGREEMENT


     A) EIC will build it's own distinct line of products for sale to any distributors and dealers EIC chooses without regard to whether or not they are current WFI customers.

     B) EIC may sell WFI products "WITH" EIC proprietary controls to any channels as EIC sees fit whether existing WFI dealers or not, as with the controls added there is distinct product differentiation

     C) EIC may sell projects for itself using it's own product manufactured in Canada by EIC, and may also use WFI EIC units that do not have EIC controls applied when for it's own use in EIC "ESCO" projects, and/or special larger scale one-off projects to be installed directly by EIC. EIC shall not sell WFI manufactured products without EIC controls to dealers or distributors; such products are for EIC projects only because there isn't sufficient product differentiation.

     D) Consistent with Section III "G" of the Agreement, EIC agrees in full that as EIC and WFI are working together in a joint arrangement that EIC "WILL NOT" work with any other manufacturer unless mutually agreed upon.